Exhibit 10.2

MITEL NETWORKS CORPORATION

ROADSTER SUBSIDIARY CORPORATION

350 Legget Drive

Kanata, Ontario

Canada K2K 2W7

April 20, 2015

[Stockholder]

[Address]

[Address]

Ladies and Gentlemen:

Reference is made to that certain Tender Support Agreement, dated as of February 28, 2015 (the “Tender Support Agreement”), by and among you, Mitel Networks Corporation, a Canadian corporation (“Parent”), and Roadster Subsidiary Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to Section 5.3 of the Tender Support Agreement, Parent and Merger Sub hereby waive and fully release and discharge you from all of your covenants and obligations under Sections 1.1 (Agreement to Tender), 2.1 (Voting of Subject Shares) and 2.6 (Intervening Event) of the Tender Support Agreement. All other sections of the Tender Support Agreement shall be unmodified and remain in full force and effect in accordance with the terms of the Tender Support Agreement.

This letter shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law that would require the application of the laws of any other jurisdiction.

[Remainder of this page intentionally left blank.]

Very truly yours,

MITEL NETWORKS CORPORATION

By:
Name:
Title:

ROADSTER SUBSIDIARY CORPORATION

By:
Name:
Title:

[Signature Page to Waiver Letter]